Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
ATN Capital & Participações Ltda

We hereby consent to the inclusion in this registration statement on Form SB-2 for ATN Capital & Participações Ltda. of our report , dated February 15, 2006, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ Meyler & Company, LLC

Meyler & Company, LLC
Middletown, New Jersey
February 27, 2006